===============================================================





                          PACIFICORP


                              AND


                     THE BANK OF NEW YORK,
                          as Trustee

                     ____________________


                 FIRST SUPPLEMENTAL INDENTURE

                   Dated as of May __, 1995


                              TO


                           INDENTURE


                    Dated as of May 1, 1995

                     ____________________


  _____% Junior Subordinated Deferrable Interest Debentures,
                      Series A, Due 2025





===============================================================
        FIRST SUPPLEMENTAL INDENTURE, dated as of the ____ day of May, 1995 (the "First Supplemental Indenture"), between PACIFICORP, a corporation duly organized and existing under the laws of the State of Oregon (hereinafter sometimes referred to as the "Company"), and THE BANK OF NEW YORK, a New York banking corporation organized and existing under the laws of the State of New York, as trustee (hereinafter sometimes referred to as the "Trustee") (under the Indenture dated as of May 1, 1995 between the Company and the Trustee (the "Indenture"; all terms used and not defined herein are used as defined in the Indenture).

        WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its junior subordinated debentures (the "Debentures"), which Debentures are to be issued from time to time in such series as may be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

        WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its _____% Junior Subordinated Deferrable Interest Debentures, Series A, due 2025 (such series being hereinafter referred to as the "Series A Debentures"), the form and substance of such Series A Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

        WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series A Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

        NOW, THEREFORE, in consideration of the purchase and acceptance of the Series A Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series A Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                          ARTICLE ONE
                General Terms and Conditions of
                    the Series A Debentures

        SECTION 1.01.  There shall be and is hereby authorized
a series of Debentures designated the "_____% Junior Subordinated Deferrable Interest Debentures, Series A, Due 2025," limited in aggregate principal amount to $125,000,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Series A Debentures. The Series A Debentures shall mature and the principal shall be due and payable, together with all accrued and unpaid interest thereon, on May __, 2025, and shall be issued in the form of registered Series A Debentures without coupons.

        SECTION 1.02. Principal and interest on the Series A Debentures will be payable, the transfer of such Series A Debentures will be registrable and such Series A Debentures will be exchangeable for Series A Debentures bearing identical terms and provisions at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register or by wire transfer to an account maintained by the registered holder as specified in the Debenture Register.

        SECTION 1.03. Each Series A Debenture will bear interest at the rate of _____% per annum from and including the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, an "Interest Payment Date"), commencing on August 15, 1995, to the person in whose name such Series A Debenture or any predecessor Series A Debenture is registered at the close of business on the February 1, May 1, August 1 or November 1, respectively, preceding that Interest Payment Date (each, a "Record Date").
Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered holder on the relevant Record Date, and may be paid to the person in whose name the Series A Debenture (or one or more predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series A Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture; provided, however, that interest (other than interest described in the next sentence) shall not be considered payable by the Company on any Interest Payment Date falling within an Extension Period (as defined in Section 3.01 below), unless the Company has elected to make a full or partial payment of interest accrued on the Series A Debentures on that Interest Payment Date. In addition, each Series A Debenture will bear interest at the rate of 7.92% per annum from and including May
6, 1995 to and including ______, 1995, payable on August 15, 1995 to the person in whose name such Series A Debenture or any predecessor Series A Debenture is registered at the close of business on August 1, 1995.

        The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on the Series A Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                          ARTICLE TWO
             Redemption of the Series A Debentures


        SECTION 2.01. Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem the Series A Debentures, in whole or in part, from time to time, after May 31, 1997, at a redemption price equal to 100% of the principal amount of Series A Debentures to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption. If the Series A Debentures are only partially redeemed pursuant to this Section, the Series A Debentures will be redeemed by lot or by any other method utilized by the Trustee.

                         ARTICLE THREE
             Extension of Interest Payment Period

        SECTION 3.01. Subject to Section 4.06 of the Indenture, so long as the Company shall not be in default in the payment of interest on the Series A Debentures, the Company shall have the right, at any time during the term of the Series A Debentures, to extend any interest payment period of such Series A Debentures at any time and from time to time for a period not to exceed 20 consecutive calendar quarters from the last Interest Payment Date to which interest was paid in full (each, an "Extension Period"), provided that such Extension Period ends on another Interest Payment Date. No interest shall be due and payable during an Extension Period, but on the Interest Payment Date occurring at the end of each Extension Period the Company shall pay to the holders of record on the Record Date for such Interest Payment Date (regardless of who the holders of record may have been on other dates during the Extension Period) all accrued and unpaid interest on the Series A Debentures, together with interest thereon at the rate specified for the Series A Debentures. Prior to the termination of any Extension Period, the Company may pay all or any portion of the interest accrued on the Series A Debentures on any Interest Payment Date to holders of record on the Record Date for that Interest Payment Date or from time to time further extend the interest payment period, provided that any such Extension Period, together with all such previous and further extensions thereof, shall not exceed 20 consecutive calendar quarters. If the Company shall elect to pay all of the interest accrued on the Series A Debentures on an Interest Payment Date during an Extension Period, that Extension Period shall automatically terminate on that Interest Payment Date. Upon the termination of an Extension Period and the payment of all amounts of interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements.

        SECTION 3.02. The Company shall give the Trustee written notice of (i) any election by the Company to initiate an Extension Period and the duration thereof, (ii) any election by the Company to extend any Extension Period beyond the Interest Payment Date on which that Extension Period is then scheduled to terminate and the duration of such extension and (iii) any election by the Company to make a full or partial payment of interest accrued on the Series A Debentures on any Interest Payment Date during any Extension Period and the amount of such payment. In no event shall such notice by the Company be given less than 10 Business Days prior to the Record Date next preceding the applicable Interest Payment Date. Upon receipt of any such notice, the Trustee shall give written notice of the Company's election by mail to the Series A Debentureholders not less than five Business Days prior to such Record Date. The Company shall make a public announcement of any such election in accordance with New York Stock Exchange rules not less than five Business Days prior to such Record Date.

                         ARTICLE FOUR
                  Form of Series A Debenture

        SECTION 4.01.  The Series A Debentures and the Trustee's
Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                  (FORM OF FACE OF DEBENTURE)

        [If the Debenture is to be a Global Debenture, insert - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

        Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]


No. ________________                             $_____________

CUSIP No. _________

                          PACIFICORP

                            _____%

      JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE,
                      SERIES A, DUE 2025

        PACIFICORP, a corporation duly organized and existing under the laws of the State of Oregon (herein referred to as the "Company", which term includes any successor corporation under the Indenture), for value received, hereby promises to pay to _____________________ or registered assigns, the principal sum of $__________ Dollars on May __, 2025, and to pay interest on such principal sum from and including __________ ___, 1995 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 1995, at the rate of _____ % per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on the Series A Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in the Indenture) is registered at the close of business on the February 1, May 1, August 1 or November 1, respectively, preceding that Interest Payment Date (each, a "Record Date").
Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered holder on the relevant Record Date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the

Indenture hereinafter referred to; provided, however, that interest (other than Pre-Issuance Accrued Interest (as defined below)) shall not be considered payable by the Company on any Interest Payment Date falling within an Extension Period (as defined below), unless the Company has elected to make a full or partial payment of interest accrued on the Series A Debentures on that Interest Payment Date. In addition, this Debenture will bear interest at the rate of 7.92% per annum from and including May 6, 1995 to and including _______________, 1995, payable on
August 15, 1995 ("Pre-Issuance Accrued Interest") to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered on the close of business on August 1, 1995. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register or, with respect to a registered holder of $1,000,000 or more in aggregate principal amount of Debentures who has delivered a written request to the Trustee at least 14 days prior to the relevant Interest Payment Date electing to have payments made by wire transfer to a designated account in the United States, by wire transfer of immediately available funds to such designated account.

        The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions,
(b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon those provisions.

        This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

        The provisions of this Debenture are contained on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

Dated ___________________

                            PACIFICORP



                            By
                               ------------------------------
                               Its:

Attest:





- ---------------------------------
        Secretary


            (FORM OF CERTIFICATE OF AUTHENTICATION)
                 CERTIFICATE OF AUTHENTICATION

        This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

THE BANK OF NEW YORK                ___________________________
    as Trustee              or        as Authentication Agent

By
   ----------------------           -------------------------
    Authorized Signatory                Authorized Signatory


                (FORM OF REVERSE OF DEBENTURE)


        This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture (as defined below), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of May 1, 1995 duly executed and delivered between the Company and THE BANK OF NEW YORK, a New York banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein referred to as the "Trustee"), as supplemented by the First Supplemental Indenture dated as of May __, 1995 between the Company and the Trustee (such Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is limited in aggregate principal amount as specified in the First Supplemental Indenture.

        Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem this Series A Debenture at the option of the Company, without premium or penalty, in whole or in part at any time and from time to time after May 31, 1997 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount of Series A Debentures to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption. If the Series A Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Series A Debentures will be redeemed by lot or by any other method utilized by the Trustee.

        In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.


        In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

        The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

        The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or
(ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures of all series at the time outstanding affected thereby, on behalf of the holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series, which default may be waived by the unanimous consent of the holders affected. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

        No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

        Subject to Section 4.06 of the Indenture, so long as the Company shall not be in default in the payment of interest on the Series A Debentures, the Company shall have the right, at any time during the term of the Series A Debentures, to extend any interest payment period of such Series A Debentures at any time and from time to time for a period not to exceed 20 consecutive calendar quarters from the last Interest Payment Date to which interest was paid in full (each, an "Extension Period"), provided that such Extension Period ends on another Interest Payment Date. No interest (other than Pre-Issuance Accrued Interest) shall be due and payable during an Extension Period, but on the Interest Payment Date occurring at the end of each Extension Period the Company shall pay to the holders of record on the Record Date for such Interest Payment Date (regardless of who the holders of record may have been on other dates during the Extension Period) all accrued and unpaid interest on the Series A Debentures, together with interest thereon, at the rate specified for the Series A Debentures. Prior to the termination of any Extension Period, the Company may pay all or any portion of the interest accrued on the Series A Debentures on any Interest Payment Date to holders of record on the Record Date for that Interest Payment Date or from time to time further extend the interest payment period, provided that any such Extension Period, together with all such previous and further extensions thereof, shall not exceed 20 consecutive calendar quarters. If the Company shall elect to pay all of the interest accrued on the Series A Debentures on an Interest Payment Date during an Extension Period, that Extension Period shall automatically terminate on that Interest Payment Date. Upon the termination of an Extension Period and the payment of all amounts of interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements.

        As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company designated for such purpose in the Borough of Manhattan, The City of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

        Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

        No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

        The Debentures of this series are issuable in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the holder surrendering the same.

        All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                         ARTICLE FIVE
             Original Issue of Series A Debentures

        SECTION 5.01. Series A Debentures in the aggregate principal amount of $125,000,000, may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Debentures to or upon the written order of the Company, signed by its Chairman, President or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                          ARTICLE SIX
                   Miscellaneous Provisions

        SECTION 6.01. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series A Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in the form of Series A Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

        SECTION 6.02. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

        SECTION 6.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

        SECTION 6.04. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                        PACIFICORP



                        By:
                            ---------------------------------
                            Richard T. O'Brien, Vice President

Attest:




- ---------------------------------
Lenore M. Martin, Assistant Secretary


                        THE BANK OF NEW YORK, as Trustee



                        By:
                            ---------------------------------


Attest:




- ---------------------------------

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF               )

        On the _____ day of  _________________, 1995, before me
personally came ______________ and _______________ to me known, who, being by me duly sworn, did depose and say that they reside at ___________________; that they are _______________ and
_____________, respectively, of The Bank of New York, one of the corporations described in and which executed the above instrument; that they know the corporate seal of the corporation; that the seal affixed to that instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of that corporation and that they signed their names thereto by like authority.


                        -------------------------------------
                        NOTARY PUBLIC
                        My Commission Expires:





STATE OF OREGON     )
                    ) ss.
COUNTY OF MULTNOMAH )

        On the _____ day of _____________________________, 1995,
before me personally came Richard T. O'Brien and Lenore M. Martin to me known, who, being by me duly sworn, did depose and say that they reside at Portland, Oregon; that they are a Vice President and Assistant Secretary, respectively, of PacifiCorp, one of the corporations described in and which executed the above instrument; that they know the corporate seal of the corporation; that the seal affixed to that instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of that corporation and that they signed their names thereto by like authority.



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                        NOTARY PUBLIC
                        My Commission Expires: